Exhibit 8

Tsakos Energy Navigation Ltd. and Subsidiaries

As of 31 March 2015

Company	Country of Incorporation	Vessel
Oak Shipping Co. Ltd.	Liberia	Millennium
Romeo Shipping Company Limited	Liberia	Silia T
Figaro Shipping Company Limited	Liberia	Triathlon
Freeport Dominion S.A. *	Panama	Maya
Freeport Faith S.A.*	Panama	Inca
Ergo Glory S.A.	Panama	Andes
World Excellence S.A.	Panama	Didimon
Apollo Honour S.A.	Panama	Amphitrite (Antares)
Apollo Glory S.A.	Panama	Eurochampion 2004
Apollo Excellence S.A.	Panama	Euronike
Activity Excellence S.A.	Panama	Archangel
Worldwide Overseas S.A.	Panama	Alaska
Sea Polar S.A.	Panama	Delphi
Fortune Faith S.A.	Panama	Arion
Victory Faith S.A.	Panama	Andromeda
Victory Spirit S.A.	Panama	Aegeas
Victory Mare S.A.	Panama	Izumo Princess
Universal Reserve S.A.	Panama	Sakura Princess
Sea Countess S.A.	Panama	Maria Princess
Global Triumph S.A.	Panama	Nippon Princess
Fairsea Enterprises S.A.	Panama	Ise Princess
Freeport Champion S.A.	Panama	Asahi Princess
Prosperity Faith S.A.	Panama	Sapporo Princess
Prosperity Success S.A.	Panama	Uraga Princess
Mercury Emerald S.A.	Panama	Arctic
Powerful Shipping S.A.	Panama	Antarctic
Sea Optima S.A.	Panama	Neo Energy
Shipping Celebrity S.A.	Panama	Artemis
Southport Marine S.A.	Panama	Afrodite
Southport Maritime S.A.	Panama	Ariadne
Sea Pioneer S.A.	Panama	Apollon
Sea Celebrity S.A.	Panama	Aris
Gladiator Shipping Services S.A.	Panama	Ajax
Southport Navigation S.A.	Panama	Proteas
Triton Success S.A.	Panama	Promitheas
Triton Triumph S.A.	Panama	Propontis
Optima Maritime S.A.	Panama	Byzantion
Optima United S.A.	Panama	Bosporos
Bayswater Trading Co. Ltd.	Liberia	Selecao
Kerry Trading Company Limited	Liberia	Socrates
Marine Velvet S.A.	Panama	Spyros K.
Medway Sea S.A.	Panama	Dimitris P.
Sayers Shipping Corp.	Liberia	World Harmony
Maynard Shipping Corp.	Liberia	Chantal
Payton Shipping Corp.	Liberia	Selini
Dorsett Shipping Corp.	Liberia	Salamina
Rio 2016 Special Maritime Enterprise	Greek	Rio 2016

Company	Country of Incorporation	Vessel
Pearsall Shipping Corporation	Liberia
Brasil 2014 Special Maritime Enterprise	Greek	Brasil 2014
Angleton Shipping Corporation Prescott Maritime Limited Jelika Shipping Inc.	Liberia Marshall Islands Marshall Islands	Eurovision Euro
Canyon Trading Corporation	Liberia	H/N 2612

Mare Success S.A.

Alcea Shipping S.A.

Apoplous Shipping Inc.

Leega Shiptrade Company

Sentra Shipping Company

Soft Shipmanagement Ltd

Twitt Navigation Limited

Barsley Maritime S.A.

Cierzo Marine Ltd.

Daucina Navigation S.A.

Etesian Shiptrade S.A.

Chiara Shiptrade Co.

Tauris Shipping Inc.

Chione Navigation Ltd

Panama

Liberia

Marshall Islands

Marshall Islands

Marshall Islands

Marshall Islands

Marshall Islands

Marshall Islands

Marshall Islands

Marshall Islands

Marshall Islands

Marshall Islands

Marshall Islands

Marshall Islands

49% owned by Flopec S 7003 H/N 5010 H/N 5011 H/N 5012 H/N 5013 H/N 5014 H/N 5015 H/N 5016 H/N 5017 H/N 5018 S3116 S3117 S7004

*	Owned 100% by Mare Success S.A.